Exhibit 3.4(b)

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

T.A.C. TWO, INC.

2.	The identification number assigned by the Bureau is:

314-837

3.	The location of the registered office is:

29001 Wall Street, Wixom, Michigan 48393-0407

4.	Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is AFTM Corporation.

The foregoing amendment to the Articles of Incorporation was duly adopted on the 28th day of July, 1995, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this 28th day of July, 1995.

/s/ Christopher L. Rizik

(Signature)	(Signature)

Christopher L. Rizik, Incorporator

(Type or print name)	(Type or print name)

(Signature)	(Signature)

(Type or print name)	(Type or print name)